UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.______)
Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]
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[   ] Preliminary Proxy Statement
[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[   ] Definitive Proxy Statement
[X] Definitive Additional Materials
[   ] Soliciting Material Pursuant to §240.14a-12

CORENERGY INFRASTRUCTURE TRUST, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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1100 Walnut, Suite 3350
Kansas City, Missouri 64106

April 25, 2014
Dear Stockholders:

You are receiving this Supplement to the Proxy Statement for the 2014 Annual Meeting of Stockholders (the “Annual Meeting”) of CorEnergy Infrastructure Trust, Inc. (the “Company”) because the proxy statement for the Annual Meeting was mailed to beneficial owners of our common stock prior to the date specified in the Company’s written instructions provided to our distribution service firm. Due to this error, our proxy materials for the Annual Meeting were first mailed to stockholders on April 16, 2014, rather than the Company’s intended mailing date of April 21, 2014.

As a result, certain routine administrative references in the original proxy statement to the date that our Annual Meeting proxy materials would first be mailed to stockholders became inaccurate. This necessitates the following two corrections to information presented in the section of the proxy statement entitled “STOCKHOLDER PROPOSALS AND NOMINATIONS FOR THE 2015 ANNUAL MEETING”:

•
In the paragraph subtitled “Method for Including Proposals in the Company’s Proxy Statement,” the revised deadline for the Secretary of the Company to receive any proposal that a stockholder wants to have included in the Company’s proxy statement for its 2015 annual meeting of stockholders is 5:00 p.m., Central Time on December 17, 2014 (rather than December 22, 2014, as indicated in the original proxy statement).

•
In the paragraph subtitled “Other Proposals and Nominations,” which describes the notice requirements under the Company’s Bylaws applicable to any director nominations or other business a stockholder wants to be considered at the Company’s next annual meeting, but does not want included in the Company’s proxy statement, the revised dates that any such nomination or proposal must be received are at least 120 days (e.g., 5:00 p.m. Central Time on December 17, 2014), but not more than 150 days (e.g., 5:00 p.m. Central Time on November 17, 2014) prior to the anniversary date of the date of mailing for the Notice of this year’s Annual Meeting (April 16, 2014).

The information in this Supplement to the Proxy Statement replaces the corresponding information in the original proxy statement. There are no other revisions to the proxy statement.

If you have already delivered a proxy with respect to the Annual Meeting, you do not need to take any further action at this time unless you wish to revoke your proxy or change your vote on any of the proposals. If you have not yet voted, or if you wish to change your vote, you may cast your vote by telephone using the number indicated on the proxy card you received, via the Internet using the website indicated on the proxy card you received, by completing and signing your proxy card and mailing it in the postage-paid envelope, or vote in person if you are able to attend the Annual Meeting.

This Supplement to the Proxy Statement, along with the original proxy statement, related form of proxy and our Annual Report to Stockholders for the year ended December 31, 2013, are also available at http://corenergy.corridortrust.com/annual-proxy.cfm.

Our distribution service firm has acknowledged its error in prematurely commencing the distribution, and has agreed to reimburse the Company for the expense of distributing this Supplement to the Proxy Statement. We hope to see you at the Annual Meeting.

Sincerely,

Rebecca M. Sandring Secretary

YOUR VOTE IS IMPORTANT
YOU ARE URGED TO PROMPTLY COMPLETE, SIGN,
DATE AND RETURN YOUR PROXY.